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                                                                   EXHIBIT 10.33

                         FINANCIAL ADVISORY AGREEMENT


          FINANCIAL ADVISORY AGREEMENT (the "Agreement") dated as of January 1, 1998 by and between ZS FUND L.P., a Delaware partnership with offices at 120 West 45th Street, Suite 2600, New York, New York 10036 (the "Advisor"), and MARKET FACTS, INC., a Delaware corporation with offices at 3040 West Salt Creek Lane, Arlington Heights, Illinois ("MFI").

          WHEREAS, MFI proposes to enter into negotiations for the acquisition of ninety percent (90%) of the outstanding capital stock of Strategy Research Corporation ("SRC"), representing all of the shares of SRC's outstanding capital stock owned by shareholders other than MFI (the "SRC Acquisition"); and

          WHEREAS, MFI proposes to enter into negotiations for the acquisition of certain of the assets and assumption of certain of the liabilities of Tandem Research Associates, Inc. ("TRA") (the "TRA
Acquisition").

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties agree as follows:

          1.   RESPONSIBILITY OF THE ADVISOR

          The Advisor shall provide to MFI and its affiliates on a non-exclusive basis certain financial advisory services related to MFI's acquisition program including, without limitation, evaluation and interpretation of financial data and reports concerning structuring strategies and alternatives related to such acquisition opportunities.

          2.   COMPENSATION

          In consideration of the benefits and services MFI shall receive hereunder, MFI shall pay to the Advisor a financial advisory success fee (the "Fee") of (1) $50,000 upon the consummation of the SRC Transaction and (2) $300,000 upon the consummation of the TRA Transaction.

          3.   INDEMNIFICATION AND CONTRIBUTION

               3.1 INDEMNIFICATION. MFI agrees to indemnify and hold harmless each of the Advisor, and its officers, directors, employees, shareholders and agents (each such person being referred to herein as an "Indemnified Person") from and against any and all losses, claims, damages or liabilities related in any way to, arising out of or in connection with the services provided by the Advisor hereunder ("Indemnified Claims"), and will reimburse each indemnified Person for all reasonable expenses (including reasonable fees and expenses of

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counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related in any way to, arising out of or in connection with the Indemnified Claims, whether or not pending or threatened and whether or not any Indemnified Party is a party. MFI will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of any Indemnified Person or to have been beyond the scope of such person's authority under this Agreement. MFI also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to MFI for or in connection with the Indemnified Claims except for any such liability for losses, claims, damages or liabilities incurred by MFI that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of such Indemnified Person.

          MFI will not, without each Indemnified Person's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding (whether or not such Indemnified Person is a party thereto) in respect of which indemnification may be sought hereunder unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnified Person from any and all liabilities arising out of such action, claim, suit or proceeding, except that a settlement, compromise, consent or termination need not include a full and unconditional release of such Indemnified Person if MFI has (i) given the Advisor reasonable prior notice of such settlement, compromise, consent or termination, (ii) consulted in good faith with the Advisor regarding the failure to include therein a full and unconditional release of such Indemnified Person and (iii) confirmed in writing that the indemnification provided for in this Section 3.1 shall continue to its full extent with respect to the action, claim, suit or proceeding which has been settled, compromised, consented to or terminated and any other actions, claims, suits or proceeding arising out of the facts and circumstances which gave rise to the action, claim, suit or proceeding which has been settled, compromised, consented to or terminated to which such Indemnified Person would have otherwise been entitled to indemnification under this Section 3.1. No Indemnified Person seeking indemnification, reimbursement or contribution under this Agreement will, without MFI's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.

               3.2  CONTRIBUTION.  If the indemnification provided for in
Section 3.1 is judicially determined to be unavailable (other than in accordance with the second sentence of the first paragraph of Section 3.1) to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, MFI shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expenses relating thereto) in such proportion as is appropriate to reflect not only the relative benefits to the Advisor and its affiliates, on the one hand, and MFI, on the other hand, in connection with the services

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heretofore provided to MFI by the Advisor but also the relative fault of each of the Advisor and its affiliates and MFI, as well as any other relevant equitable considerations.

               3.3 SURVIVAL. All the provisions of this Section 3 shall remain in full force and effect with respect to actions taken by the Advisor prior to any termination or completion of the Advisor's services under this Agreement or the termination of this Agreement, regardless of such termination or completion.

          4.   MODIFICATION

          This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. Any change, modification, amendment or alteration to this Agreement shall be effected only in writing and signed by the party or parties against whom enforcement of any such change, modification, amendment or alteration is sought.

          5.   NONWAIVER

          The failure of any party hereto, at any time to require performance by any party hereto of any provision hereof, shall in no way affect the right of such failing party hereafter to enforce such provision nor shall any waiver by any part of any breach of any provisions hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

          6.   SEVERABILITY

          If any provision or provisions of this Agreement is held to be invalid or unenforceable, such provision shall be automatically reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by law or equity while most nearly preserving its original intent. The invalidity of any party of this Agreement shall not render invalid the remaining provisions of this Agreement and, to that extent, the provisions of this Agreement shall be deemed to be severable.

          7.   HEADINGS

          The headings of this Agreement are inserted for convenience only and shall not be considered in construction of the provisions hereof.

          8.   ASSIGNMENT AND SUCCESSORS; BINDING EFFECT, ETC.

          The rights and obligations of the Advisor and of MFI under this Agreement shall inure to the benefit of and shall be binding upon the successors of the Advisor and of MFI and may not be assigned without the written consent of the other party hereto, and any such


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purported assignment shall be null and void.

          9.   GOVERNING LAW

          The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts of law.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                            ZS FUND L.P.

                                            By: /s/ Ned L. Sherwood
                                               --------------------------
                                            Name:  Ned L. Sherwood
                                            Title: Partner


                                            MARKET FACTS, INC.

                                            By: /s/ Timothy J. Sullivan
                                               --------------------------
                                            Name:  Timothy J. Sullivan
                                            Title: Senior V.P.


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